UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025 (March 6, 2025)

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 20, 2024, the Company received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the bid price of its listed securities had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until June 18, 2025, to regain compliance with the Minimum Bid Price Requirement.

As previously disclosed, on January 2, 2025, the Staff notified the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). The Company reported stockholders’ equity (deficit) of ($2,448,310) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and, as a result, did not satisfy the Stockholders’ Equity Requirement pursuant to Listing Rule 5550(b)(1).

On March 6, 2025, the Company received notice (the “March 6 Letter”) from the Staff that the Staff had determined that as of March 5, 2025, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days triggering application of Listing Rule 5810(c)(3)(A)(iii) which states in part: if during any compliance period specified in Rule 5810(c)(3)(A), a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security (the “Low Priced Stocks Rule”). As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requests an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company must request a hearing no later than 4:00 p.m. Eastern Time on March 13, 2025.

The Company will request a hearing before the Panel to appeal the March 6 Letter and to address all outstanding matters, including compliance with the Minimum Bid Price Requirement, the Low Priced Stocks Rule and the Stockholders’ Equity Requirement, which hearing date has not been set as of the date of this Form 8-K. While the appeal process is pending, the suspension of trading of the Company’s common stock, par value $0.001 per share (the “Common Stock”), will be stayed and the Common Stock will continue to trade on the Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision. The Company has been informed that hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. There are no assurances however, that an extension will be granted or that a favorable decision will be obtained from the Panel.

Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including those related to future compliance with the Minimum Bid Price Requirement, the Low Priced Stocks Rule and the Stockholders’ Equity Requirement, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management, including, without limitation, the Company’s intention to request a hearing before the Panel. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including, among other things, the risks related to the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s ability to obtain an additional compliance period, if needed, the Company’s ability to take actions that may be required for its continued listing on Nasdaq, the Company’s current liquidity position and the need to obtain additional financing to support ongoing operations, and other risks that may be included in the periodic reports and other filings that the Company files from time to time with the U.S. Securities and Exchange Commission. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2025

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer